                                                               EXHIBIT 12.1

                         SDW HOLDINGS CORPORATION

COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

                               (IN MILLIONS)

                                                     TWELVE MONTHS    TWELVE MONTHS     NINE MONTHS      THREE MONTHS
                                                         ENDED            ENDED            ENDED            ENDED
                                                     DECEMBER 26,      DECEMBER 25,    SEPTEMBER 24,     DECEMBER 20,
                                                          1992             1993             1994             1994
                                                    ---------------- ---------------- ---------------- ----------------
                                                      S.D. WARREN      S.D. WARREN      S.D. WARREN      S.D. WARREN
                                                      COMPANY AND      COMPANY AND      COMPANY AND      COMPANY AND
                                                    CERTAIN RELATED  CERTAIN RELATED  CERTAIN RELATED  CERTAIN RELATED
                                                      AFFILIATES       AFFILIATES       AFFILIATES       AFFILIATES
                                                     (PREDECESSOR)    (PREDECESSOR)    (PREDECESSOR)    (PREDECESSOR)
                                                    ---------------- ---------------- ---------------- ----------------
Income (loss)
 before taxes
 and other
 items..........                                         $82.6            $ 1.9            $28.0            $24.9
Adjustments:
 Capitalized
  interest......                                          (0.8)             --              (1.4)             --
 Dividends and
  accretion on
  subsidiary's
  preferred
  stock.........                                           --               --               --               --
 Total fixed
  charges, net..                                          17.1             15.8             12.5              3.4
                                                         -----            -----            -----            -----
Excess of
 earnings to
 cover fixed
 charges and
 preferred stock
 dividends......                                         $98.9            $17.7            $39.1            $28.3
                                                         =====            =====            =====            =====
Ratio of
 earnings to
 cover fixed
 charges and
 preferred stock
 dividends......                                           5.8x             1.1x             3.1x             8.3x
                                                         =====            =====            =====            =====
Fixed charges
 and preferred
 stock
 dividends:
 Interest
  expense.......                                         $ 9.0            $ 8.5            $ 6.4            $ 2.3
 Interest
  portion of
  Biomass
  contract......                                           5.1              4.6              3.2              0.9
 Interest
  portion of
  rent(1).......                                           2.2              2.7              1.5              0.2
 Dividends and
  accretion on
  subsidiary's
  preferred
  stock.........                                           --               --               --               --
 Capitalized
  interest......                                           0.8              --               1.4              --
                                                         -----            -----            -----            -----
Total fixed
 charges and
 preferred stock
 dividends......                                         $17.1            $15.8            $12.5            $ 3.4
                                                         =====            =====            =====            =====
                                                       PERIOD
                                                    DECEMBER 21,
                                                        1994      TWELVE MONTHS THREE MONTHS  THREE MONTHS
                                                       THROUGH        ENDED         ENDED         ENDED
                                                    SEPTEMBER 27,  OCTOBER 2,    JANUARY 3,    JANUARY 1,
                                                        1995          1996          1996          1997
                                                    ------------- ------------- ------------- -------------
                                                    CONSOLIDATED  CONSOLIDATED  CONSOLIDATED  CONSOLIDATED
                                                    SDW HOLDINGS  SDW HOLDINGS  SDW HOLDINGS  SDW HOLDINGS
                                                    CORPORATION   CORPORATION   CORPORATION   CORPORATION
                                                     (SUCCESSOR)   (SUCCESSOR)   (SUCCESSOR)   (SUCCESSOR)
                                                    ------------- ------------- ------------- -------------
Income (loss)
 before taxes
 and other
 items..........                                       $ 70.8        $ 12.0         $13.3        $(19.8)
Adjustments:
 Capitalized
  interest......                                         (0.9)         (1.9)         (0.3)         (0.4)
 Dividends and
  accretion on
  subsidiary's
  preferred
  stock.........                                        (15.8)        (23.5)         (5.9)         (6.1)
 Total fixed
  charges, net..                                        125.8         138.1          37.8          32.5
                                                    ------------- ------------- ------------- -------------
Excess of
 earnings to
 cover fixed
 charges and
 preferred stock
 dividends......                                       $179.9        $124.7         $44.9        $  6.2
                                                    ============= ============= ============= =============
Ratio of
 earnings to
 cover fixed
 charges and
 preferred stock
 dividends......                                          1.4x          *             1.2x          *
                                                    ============= ============= ============= =============
Fixed charges
 and preferred
 stock
 dividends:
 Interest
  expense.......                                       $106.0        $108.9         $30.5        $ 25.2
 Interest
  portion of
  Biomass
  contract......                                          2.4           2.7           0.8           0.5
 Interest
  portion of
  rent(1).......                                          0.7           1.1           0.3           0.3
 Dividends and
  accretion on
  subsidiary's
  preferred
  stock.........                                         15.8          23.5           5.9           6.1
 Capitalized
  interest......                                          0.9           1.9           0.3           0.4
                                                    ------------- ------------- ------------- -------------
Total fixed
 charges and
 preferred stock
 dividends......                                       $125.8        $138.1         $37.8        $ 32.5
                                                    ============= ============= ============= =============
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 *Ratio is less than 1 to 1 for period presented.

(1)Interest expense component of rent is 30% of rental expense.